BLEAKLEY PLATT & SCHMIDT, LLP
                                                    ONE NORTH LEXINGTON AVENUE
                                                WHITE PLAINS, NEW YORK, 100601
BRIAN E. LORENZ                                                   914.949.2700
914.287.6151                                                 FAX: 914.683.6956
BLORENZ@BPSLAW.COM                                                  BPSLAW.COM






                                               March 1, 2007



Franklin Strategic Series
One Franklin Parkway
San Mateo, CA 94403-1906

                    Re: AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF MARCH
                        1, 2007 BETWEEN FRANKLIN STRATEGIC SERIES ON BEHALF
                        OF ITS SERIES, FRANKLIN BLUE CHIP FUND AND FRANKLIN CUSTODIAN FUNDS, INC. ON BEHALF OF ITS SERIES, FRANKLIN GROWTH FUND

Ladies and Gentlemen:

     We have acted as counsel to Franklin Custodian Funds (the "Company") in connection with the Agreement and Plan of Reorganization dated as of March 1, 2007 ("Agreement") between Franklin Strategic Series on behalf of its series, Franklin Blue Chip Fund and The Company on behalf of its series, Franklin Growth Fund ("Growth Fund") and are furnishing this opinion to you pursuant to Section 8(i) of the Agreement. Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings specified in the Agreement.

     In furnishing this opinion, we have reviewed copies of the Agreement and such other documents as we have deemed appropriate and have assumed the authenticity of such documents. In addition, we have relied upon certificates of Officers of the Company with regard to matters of fact and certain certificates and written statements of governmental officials with respect to the good standing of the Company. In addition, our opinion expressed below as to the enforceability of the Agreement is subject to such limitations as may result from applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors rights.

     Based upon and subject to the foregoing, it is our opinion that as of the date hereof:

         (1) Growth Fund is a series of the Company and the Company is a validly existing corporation in good standing under the laws of the State of Maryland;

         (2) The Company is authorized to issue forty four billion two hundred million shares of common stock, par value $.01 per share of Growth Fund. Growth Fund is further divided into five (5) classes of shares of which Growth Fund Shares constitute Class A, Class B, Class C and Class R, and Advisor shares, par value $.01 per share;

         (3) The Company is an open-end investment company of the management type registered as such under the 1940 Act;

         (4) Growth Fund Shares to be issued pursuant to the terms of this Plan have been duly authorized and, when issued and delivered as provided in the Plan and the Registration Statement, will have been validly issued and fully paid and will be non-assessable by the Company, on behalf of Growth Fund;

         (5) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, on behalf of Growth Fund;

         (6) To the knowledge of such counsel, neither the execution, delivery, nor performance of this Plan by the Company, on behalf of Growth Fund, violates any provision of its Articles of Incorporation or By-laws, or the provisions of any agreement or other instrument filed by the Company as an exhibit to its Registration Statement on Form N-1A; this Plan is the legal, valid and binding obligation of the Company, on behalf of Growth Fund, and is enforceable against the Company, on behalf of Growth Fund, in accordance with its terms; and

         (7) The registration statement of the Company, of which the prospectus dated February 1, 2007 of Growth Fund is a part (the "Prospectus") is, at the time of the signing of this Plan, effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the SEC under the 1933 Act.

     It is understood the opinions expressed in this letter are solely for your benefit and may not be relied upon by any other party without our prior consent.

                                                Very truly yours,

                                                BLEAKLEY PLATT & SCHMIDT, LLP


                                                /s/BRIAN E. LORENZ
                                               -------------------------------
                                                BRIAN E. LORENZ, Partner

                                                 BLEAKLEY PLATT & SCHMIDT, LLP
                                                    ONE NORTH LEXINGTON AVENUE
                                                WHITE PLAINS, NEW YORK, 100601
BRIAN E. LORENZ                                                   914.949.2700
914.287.6151                                                 FAX: 914.683.6956
BLORENZ@BPSLAW.COM                                                  BPSLAW.COM





        The undersigned hereby consents to the filing of the attached opinion as an exhibit to the Registration Statement of Form N-14 of Franklin Custodian Funds, Inc. relating to the proposed reorganization of Franklin Blue Chip Fund with and into Franklin Growth Fund, one series of Franklin Custodian Funds, Inc. and to the references to this firm in such Registration Statment.


Date:  March 1, 2007                           BLEAKLEY PLATT & SCHMIDT, LLP


                                                /s/BRIAN E. LORENZ
                                               -------------------------------
                                                BRIAN E. LORENZ, Partner